Exhibit 99.1

Insulet Reports Fourth Quarter and Full Year 2015 Financial Results

Fourth Quarter Revenue of $100.1 Million, up 38% Year-Over-Year, Exceeds Expectations

Insulet Expects Full Year 2016 Pro Forma Revenue Growth of Approximately 30%

BILLERICA, MA - February 25, 2016 - Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System (OmniPod System), today announced financial results for the three months and full year ended December 31, 2015.

Fourth Quarter Highlights and Recent Developments:

•	Fourth Quarter revenue of $100.1 million exceeds the Company's guidance of $86 to $96 million and represents year-over-year growth of 38%.

◦	U.S. OmniPod revenue up 21% to $52.9 million.

◦	International OmniPod revenue up 16% to $15.4 million.

◦	Drug Delivery revenue of $14.7 million (prior year was $0.8 million).

◦	Neighborhood Diabetes revenue up 16% to $17.1 million.

•	Closed divestiture of Neighborhood Diabetes supplies business in February 2016 to focus on faster growing innovative products.

•	Signed development agreement with key algorithm partner for Artificial Pancreas.

•	Signed development agreement with Eli Lilly for OmniPod delivery of U200 concentrated insulin, significantly expanding OmniPod's addressable market for Type 1 and Type 2 diabetes.

Full Year Highlights:

•	Full Year 2015 revenue of $324.2 million exceeds the Company's guidance and represents year-over-year growth of 12%.

◦	U.S. OmniPod revenue up 8% to $186.8 million.

◦	International OmniPod revenue down 19% to $40.3 million.

◦	Drug Delivery revenue of $34.0 million (prior year was $5.4 million).

◦	Neighborhood Diabetes revenue up 6% to $63.1 million.

•	Recruited experienced leadership team and added two new members to the board of directors.

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Exceeded expectations within Insulet's Drug Delivery business with initial launch of the OmniPod technology for use with Amgen's Neulasta product, as well as expanded the pipeline to six development agreements.

“We are very pleased to deliver 38% revenue growth in the fourth quarter, with increases across all of our product lines,” said Patrick Sullivan, President and Chief Executive Officer. “Our results for the quarter and the full year reflect the great progress our team continues to make on our key initiatives, as well as success in further strengthening the foundation to drive long-term growth. Insulet remains committed to expanding awareness and utilization of our revolutionary OmniPod System and improving the lives of those living with diabetes.”

Mr. Sullivan continued, “We are confident we have the right product to win in the market and the right team to execute on our strategy. We are heading into 2016 with positive momentum and outstanding prospects for growth and value creation. Our entire team is energized by the partnerships we have in place and is keenly focused on product development, technological advances, and driving a pathway to profitability.”

Fourth Quarter 2015 Financial Results:

Fourth quarter 2015 revenue increased 38% to $100.1 million compared to $72.6 million in the fourth quarter of 2014.

Operating loss for the fourth quarter of 2015 was $24.0 million, compared with an operating loss of $2.3 million for the fourth quarter of 2014. Included in the fourth quarter of 2015 were approximately $12 million of non-recurring expenses, of which approximately $9 million was a non-cash impairment charge associated with the sale of Neighborhood Diabetes to Liberty Medical, LLC.

Net loss for the fourth quarter of 2015 was $27.3 million, or $0.48 per share, compared with a net loss of $5.4 million, or $0.10 per share, in the fourth quarter of 2014.

Full Year 2015 Financial Results:

For the year ended December 31, 2015, revenue increased 12% to $324.2 million compared to $288.7 million in 2014.

Operating loss for the year was $60.8 million, compared with an operating loss of $12.3 million in 2014.

Net loss for the year ended December 31, 2015 was $73.5 million, or $1.29 per share, compared with net loss of $51.5 million, or $0.93 per share, in 2014. Included in the 2014 net loss was a charge of $23.2 million related to an extinguishment of debt.

Guidance:

On February 12, 2016, Insulet completed the sale of its wholly-owned Neighborhood Diabetes supplies business. Although the Company's reported 2015 operating results include Neighborhood Diabetes, beginning in the first quarter of 2016, the Neighborhood Diabetes results will be excluded from the Company's continuing operations. To assist investors with understanding 2016 expectations in relation to historical periods, the Company’s guidance discussion below presents 2016 expected revenue compared to unaudited pro forma 2015 revenue which excludes Neighborhood Diabetes as if the divestiture occurred on January 1, 2015. The unaudited pro forma 2015 condensed consolidated financial statements are included as an appendix to this press release.

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For the year ending December 31, 2016, the Company is introducing revenue guidance in the range of $330 to $350 million compared to pro forma 2015 revenue of $263.9 million. This represents year-over-year revenue growth of approximately 30% at the mid-point of the range.

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For the quarter ending March 31, 2016, the Company is introducing revenue guidance in the range of $77 to $80 million compared to pro forma first quarter 2015 revenue of $48.1 million. This represents year-over-year revenue growth of approximately 65% at the mid-point of the range.

Future results may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, associated with the Neighborhood Diabetes business and the Company's continuing operations.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on February 25, 2016 to discuss the financial results and outlook. To listen to the conference call, please dial (844) 831-3022 for domestic callers or (315) 625-6887 for international callers. The passcode is 29771081. A replay will be available two hours after the completion of the call by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international), passcode 29771081. An online archive of the call will also be available by accessing the Investor Relations section of the Company's website at http://investors.insulet.com.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and a fully-automated cannula insertion. Insulet's Delivery Systems business also partners with global pharmaceutical and biotechnology companies to tailor the OmniPod technology platform for the delivery of subcutaneous drugs across multiple therapeutic areas. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statement:

The 2015 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on its principal product, the OmniPod System; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key payor partners and their members; potential adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; potential termination of Insulet's license to incorporate a blood glucose meter into the OmniPod System or its inability to enter into new license agreements; challenges to the future development of our non-insulin drug delivery business; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations, the potential violation of federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet's competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the OmniPod System; the concentration of substantially all of Insulet's operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 26, 2015 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations and Media Contact:

Deborah R. Gordon
Vice President, Investor Relations and Corporate Communications
(978) 600-7717
dgordon@insulet.com

INSULET CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
(Unaudited) (In thousands, except share and per share data)
Revenue	$100,119	$72,561	$324,225	$288,720
Cost of revenue	54,798	35,888	176,071	145,432
Gross profit	45,321	36,673	148,154	143,288
Operating expenses:
Research and development	12,897	7,286	43,208	27,900
Sales and marketing	24,946	17,462	88,352	60,844
General and administrative	31,518	14,180	77,359	66,841
Total operating expenses	69,361	38,928	208,919	155,585
Operating loss	(24,040)	(2,255)	(60,765)	(12,297)
Interest expense	(3,145)	(3,180)	(12,580)	(14,687)
Other (expense) income, net	(2)	39	116	(1,171)
Loss on extinguishment of long-term debt	—	—	—	(23,203)
Interest and other expense, net	(3,147)	(3,141)	(12,464)	(39,061)
Loss before income taxes	(27,187)	(5,396)	(73,229)	(51,358)
Income tax expense	(140)	(4)	(291)	(142)
Net loss	$(27,327)	$(5,400)	$(73,520)	$(51,500)
Net loss per share basic and diluted	$(0.48)	$(0.10)	$(1.29)	$(0.93)
Weighted-average number of shares outstanding	56,933,133	56,166,017	56,785,646	55,628,542

INSULET CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
(In thousands, except per share data)
ASSETS
Current Assets
Cash and cash equivalents	$122,672	$151,193
Accounts receivable, net	48,387	39,882
Inventories, net	14,043	13,099
Prepaid expenses and other current assets	5,659	4,022
Total current assets	190,761	208,196
Property and equipment, net	41,793	37,069
Intangible assets, net	2,721	14,064
Goodwill	39,747	37,536
Other assets	104	317
Total assets	$275,126	$297,182
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$18,649	$14,659
Accrued expenses and other current liabilities	38,627	24,703
Deferred revenue	2,361	1,554
Current portion of capital lease obligations	5,519	3,380
Total current liabilities	65,156	44,296
Capital lease obligations	269	2,263
Long-term debt, net of discount	171,698	164,020
Other long-term liabilities	3,952	2,774
Total liabilities	241,075	213,353
Stockholders’ Equity
Preferred stock, $.001 par value	—	—
Common stock, $.001 par value	57	56
Additional paid-in capital	686,193	661,811
Accumulated other comprehensive loss	(654)	(13)
Accumulated deficit	(651,545)	(578,025)
Total stockholders’ equity	34,051	83,829
Total liabilities and stockholders’ equity	$275,126	$297,182

INSULET CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Reflecting Divestiture of Neighborhood Diabetes)

	Year Ended December 31, 2015
	As Reported	Adjustments(1)	Pro Forma
(Unaudited) (In thousands, except share and per share data)
Revenue	$324,225	$(60,332)	$263,893
Cost of revenue	176,071	(45,449)	130,622
Gross profit	148,154	(14,883)	133,271
Operating expenses (2)	208,919	(26,595)	182,324
Operating loss	(60,765)	11,712	(49,053)
Interest and other expense, net	(12,464)	(190)	(12,654)
Loss before income taxes	(73,229)	11,522	(61,707)
Income tax expense	(291)	79	(212)
Net loss	$(73,520)	$11,601	$(61,919)
Net loss per share basic and diluted	$(1.29)	$0.20	$(1.09)
Weighted-average number of shares outstanding	56,785,646	—	56,785,646

	Quarter Ended March 31, 2015
	As Reported	Adjustments(1)	Pro Forma
(Unaudited) (In thousands)
Revenue	$61,215	$(13,090)	$48,125

(1) Includes adjustments for revenue and expenses no longer expected to be incurred due to the divestiture of the Neighborhood Diabetes supplies business in February 2016. The adjustments reflect the divestiture as if it occurred on January 1, 2015. The differences between the reported revenue results for Neighborhood Diabetes and the adjustments represent the portion of OmniPod sales transacted through Neighborhood Diabetes which remain with Insulet's ongoing operations.
(2) As Reported and Adjustments columns include an impairment charge of approximately $9 million recorded during the fourth quarter of 2015 associated with the divestiture of Neighborhood Diabetes.